EXHIBIT 99.1

MEDICAL TECHNOLOGY SYSTEMS’

YEAR-END REVENUE INCREASES 18.5% TO $29.4 MILLION

Clearwater, Florida – June 18, 2003 — Medical Technology Systems, Inc. (AMEX:MPP) today announced increased revenue and operating profits for the fourth quarter and the fiscal year that ended March 31, 2003.

Revenue for the fourth quarter increased 20.9% to $8.1 million from $6.7 million in the prior year’s fourth quarter. Operating profit for the quarter increased 16.5% to $1,486,000 from $1,275,000 in the prior year fourth quarter. Net income available to common stockholders in the fourth quarter was $643,000, or $.11 per diluted common share, compared with $618,000, or $.13 per diluted common share, in the prior year’s fourth quarter.

For the fiscal year, revenue increased 18.5% to $29.4 million from $24.8 million in the prior year. Operating profit increased 4.4% to $4,308,000 from $4,127,000 in the prior year. Year-end net income available to common shareholders declined 35% to $1.3 million, or $.23 per diluted common share, compared to $2.0 million, or $.44 per diluted common share, in the prior year. Net income per diluted common share declined primarily because of a one-time non-cash constructive dividend recorded in the first quarter of fiscal 2003 of $347,000, or $.07 per diluted common share, and an increase of 30% in the number of diluted common shares that resulted from the financing completed by the Company in June 2002.

        “We are pleased with our 21% revenue growth in the fourth quarter, which included the sale of one OnDemand™ system, as well as the total revenue growth during the fiscal year,” says Todd Siegel, President and Chief Executive Officer. “In addition to increased revenue, we have stabilized our gross margin and our SG&A expenses leading to higher profitability in the fourth quarter. Our goal for fiscal 2003 was to invest in initiatives we expected to generate profitable growth. Our fourth quarter and twelve-month results bear out the soundness of this strategy.”

According to Siegel, components of that strategy included the $14.7 million financing package completed in June 2002; the installation and acceptance of the Company’s first OnDemand™ system, as well as sale and acceptance of two additional systems; the award of a new sole source contract for disposable medication packaging supplies with the nation’s largest institutional pharmacy services company; and selection by Scottish Healthcare Supplies for a compliance aid program in conjunction with the Company’s UK marketing initiative.

Siegel continues, “Due in great measure to our continued profitable growth and the success of these strategies, the Company’s common stock began trading on the American Stock Exchange on December 26, 2002. We believe we can sustain our overall revenue growth in fiscal 2004 due to strong customer relationships, effective telemarketing efforts, excellent product performance and growing UK operations. We currently believe that our expected earnings growth will result in diluted earnings per share for the year in the $.32 to $.35 range. We anticipate that the earnings growth will be significantly weighted towards our third and fourth quarters as our revenue continues to grow.”

Management of the Company will host a conference call today at 11:30 A.M. EDT to discuss the Company’s earnings, financial results and achievements, which will be followed by a question and answer session with professional investors. Private investors are encouraged to e-mail their questions in advance of the conference call to ir@mtsp.com or send by facsimile to 727-540-0547. To access the conference call, please telephone 888-335-6674. A digital replay will be available by telephone for two weeks and may be accessed through our web site (www.mtsp.com).

Medical Technology Systems, Inc. (www.mtsp.com) is a vertical manufacturer of compliance packaging systems whose core market is institutional pharmacies serving long-term care and correctional facilities. MTS designs and manufactures proprietary equipment, as well as producing all the consumables these machines require, to serve domestic and international markets.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the future sales of our OnDemand™ product, as well as projected earnings per share, are forward looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

MEDICAL TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED MARCH 31, 2003 AND 2002

(In Thousands; Except Earnings Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2003	2002	2003	2002

Net Sales	$8,065	$6,710	$29,385	$24,769

Costs and Expenses:
Cost of Sales	4,798	3,717	17,783	14,418
Selling, General and Administrative	1,496	1,476	6,330	5,298
Depreciation and Amortization	285	242	964	926

Total Costs and Expenses	6,579	5,435	25,077	20,642

Operating Profit	1,486	1,275	4,308	4,127

Other Expenses:
Interest Expense	208	219	876	919
Amortization of:
Financing Costs	93	0	271	0
Original Issue Discount	62	0	189	0

Total Other Expenses	363	219	1,336	919

Income Before Taxes	1,123	1,056	2,972	3,208

Income Tax Expense	425	438	1,124	1,234

Net Income	$698	$618	$1,848	$1,974

Non-Cash Constructive Dividend Related to Beneficial
Conversion Feature of Convertible Preferred Stock	0	0	347	0

Convertible Preferred Stock Dividends	55	0	168	0

Net Income Available to Common Stockholders	$643	$618	$1,333	$1,974

Net Income Per Basic Common Share	$0.13	$0.15	$0.28	$0.46

Net Income Per Diluted Common Share	$0.11	$0.13	$0.23	$0.44

MEDICAL TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2003 AND 2002

(In Thousands) ASSETS
	2002	2003

Current Assets:
Cash	$395	$410
Accounts Receivable, Net	4,756	3,456
Inventories, Net	3,080	2,212
Prepaids and Other	76	199
Deferred Tax Benefits	1,124	1,232

Total Current Assets	9,431	7,509
Property and Equipment, Net	3,023	2,425
Other Assets, Net	2,774	2,477
Deferred Tax Benefits	2,155	3,104

Total Asset s	$17,383	$15,515

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	2002	2003

Current Liabilities:
Current Maturities of Long-Term Debt	$1,461	$968
Accounts Payable and Accrued Liabilities	3,506	3,267

Total Current Liabilities	4,967	4,235
Long-Term Debt, Less Current Maturities	7,023	10,812

Total Liabilities	11,990	15,047

Stockholders' Equity:
Common Stock	44	43
Preferred Stock	1	0
Capital In Excess of Par Value	11,881	8,806
Accumulated Deficit	(6,205)	(8,053)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	5,393	468

Total Liabilities and Stockholders' Equity	$17,383	$15,515